Exhibit 10.2

**Certain identified information marked as “[***]” has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

LOAN NO.: 95603528

PROMISSORY NOTE

$27,998,750.00

Jacksonville, Duval County, Florida
December 26, 2023

PROMISE TO PAY. For value received, [***], a Delaware limited liability company, whose principal address is 224 W. Hill St. #400, Chicago, Illinois 60610 (“Borrower”), promises to pay to the order of FIRST FEDERAL BANK (“Lender”), at 4705 US Highway 90 West Lake City, Florida 32055, or at such other place or to such other party or parties as Lender may from time to time designate in writing to Borrower, the principal sum of Twenty-Seven Million Nine Hundred Ninety-Eight Thousand Seven Hundred Fifty & 00/100 Dollars ($27,998,750.00), or so much thereof as may be advanced, with interest thereon computed from date of each advance at the interest rate stated below.

INTEREST RATE. The interest rate on this Note is fixed. The interest rate is determined by adding 4.20% to the five (5) year U.S. Treasury CMT fifteen (15) days prior to the date of this Note and shall be 8.34% per year. The term “5 Year U.S. Treasury CMT” shall mean an interest rate, which is equal to the then current weekly or monthly average, as selected by Lender in its sole discretion, of the five (5) year U.S. Treasury Constant Maturity Index as published by The Federal Reserve Board of the United States in the most recent H.15 fifteen (15) days prior to the date of this Note (the “Index”). If the Federal Reserve Board of the United States discontinues publication of the Index, Lender, in its sole discretion, will select another authoritative source for same and in doing so will make a reasonable, good faith effort to select a replacement for the Index that Lender reasonably expects will minimize any change in the cost of the Loan, taking into account the historical performance of the Index and any replacement. Notwithstanding any term or provision hereof or the Loan Documents to the contrary, the outstanding principal balance of the Note shall never bear interest at a rate less than 8.00% per year or greater than the Default Rate (18% per year).

INTEREST CALCULATION METHOD. All computations of interest and fees under this Note shall be made on the basis of a year of three hundred sixty (360) days and calculated for the actual days elapsed.

PAYMENTS. Borrower shall make sixty (60) consecutive monthly installments of principal and interest commencing on January 26, 2024 in an amount of $224,743.12, which is based on a 300 month amortization schedule.

MATURITY DATE. The entire outstanding principal balance of this Note and any outstanding accrued interest shall be due and payable in full on December 26, 2028 (the “Maturity Date”).

APPLICATION OF PAYMENTS. All payments under this Note shall be applied first to interest, principal and then rate charges, if any. All installments of principal and interest are payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

DEFAULT. In the event of (a) failure to pay this Note in full on the Maturity Date, or (b) default in the payment of any other installment of interest or principal or any other sum payable pursuant to the terms of this Note or any lien document securing this Note, or (c) an “Event of Default” as such term is defined in the Loan Agreement executed of even date herewith between Borrower and Lender (the “Loan Agreement”), and (d) Borrower has then failed to cure such defaults within 30 days thereof, then or at any time thereafter, at the option of Lender, the whole of the principal sum then remaining unpaid hereunder together with all interest accrued thereon, shall immediately become due and payable without further notice, and the lien given to secure the payment of this Note may be foreclosed.

INTEREST AFTER DEFAULT. From and after the maturity of this Note either according to its terms on the Maturity Date or as the result of a declaration of maturity, the entire principal remaining unpaid hereunder shall bear interest at the rate of eighteen (18%) percent per annum, or the highest applicable lawful rate, whichever is the lesser (the “Default Rate”); provided that there shall be no automatic reduction to the highest lawful rate as to Borrower or any endorser or guarantor barred by law from availing itself in any action or proceeding of the defense of usury, or Borrower or any endorser or guarantor barred or exempted from the operation of any law limiting the amount of interest that may be paid for the loan or use of money, or in the event this transaction, because of its amount or purpose or for any other reason is exempt from the operation of any statute limiting the amount of interest that may be paid for the loan or use of money. Failure to exercise such option or any other rights Lender may in the event of any such default be entitled to, shall not constitute a waiver of the right to exercise such option or any other rights in the event of any subsequent Event of Default, whether of the same or different nature.

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RATE MODIFICATION. In an Event of Default other than Borrower’s failure to pay this Note as agreed, then, at Lender’s option and in lieu of applying the Default Rate, Lender shall have the right to modify the Interest Rate on this Note by adding a minimum of two percent (2%) to the Interest Rate then in effect at the time of such modification (“Rate Modification”). Notwithstanding anything to the contrary in the foregoing, such Rate Modification shall be removed and the initial Interest Rate stated above shall be reinstated once Borrower cures such Event of Default, which triggered the Rate Modification initially. In the Event of Default arising out of Borrower’s violation of Section 4.13 of the Loan Agreement, Lender shall require a performance review of one annual quarter prior to removal of the Rate Modification.

ATTORNEY’S FEES AND OTHER COSTS. If this Note is placed in the hands of an attorney for collection or is collected through any legal proceedings, the non-prevailing party of such action or proceeding shall pay the prevailing party’s attorneys’ fees and reasonable costs.

LAWFUL RATE OF INTEREST. In the event the interest provisions hereof or any exactions provided for herein or in the lien documents or any other instruments securing this Note shall result, because of the monthly deduction of principal or any other reason related or unrelated to the interest provisions, at any time during the life of the loan, in an effective rate of interest which, for any period of time, transcends the limit of the usury or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied to principal immediately upon receipt of such monies by Lender with the same force and effect as though the payor had specifically designated such and agreed to accept such extra payment(s) as a premium free payment. Notwithstanding the foregoing, however, Lender may at any time and from time to time elect, by notice in writing to the owners of the property affected by the lien document securing this Note, if any, to reduce or limit the collection of any interest to such sums, which, when added to the said first stated interest, shall not result in any payments toward principal in accordance with the requirement of the preceding sentence. In no event shall any agreed to or actual exaction as consideration for this loan transcend the limits imposed or provided by the law applicable to this transaction or Borrower in the jurisdiction in which the land is located for the use or detention of money or for forbearance in seeking its collection.

LATE FEE. Lender may collect a late charge of five (5%) percent of any installment of principal or interest, which is not paid within ten (10) days of the due date thereof to cover the extra time and expense involved in handling delinquent payments or $10.00 whichever is greater. Such late charge shall apply to late payments prior to maturity or acceleration. Upon maturity or acceleration, no further late charges shall be assessed, but Borrower shall pay the Default Rate of interest on all amounts due from the date of maturity or acceleration until the Note is paid in full. The collection of the late charge shall not be deemed a waiver by Lender of interest accruing after the due date of any installment or of any of Lender’s other rights under this Note.

Borrower agrees that the late charge provided above is fair and reasonable compensation to Lender for the additional administrative time and effort incurred in collecting and processing delinquent payments. Borrower further agrees that the Default Rate is a fair and reasonable rate of interest to be charged after maturity or acceleration of this Note in light of the increased risks to Lender inherent in a past due loan and the administrative time and effort incurred in collecting a past due loan.

WAIVER OF PRESENTMENT. Borrower and all endorsers, guarantors and all persons liable or to become liable on this Note waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent to any and all renewals and extensions of the time of payment hereof.

NO REQUIREMENT TO PURSUE COLLATERAL. Lender is not required to rely on any item of collateral for the payment of the Note in the event of default by Borrower, but may proceed directly against Borrower, endorsers, or guarantors, if any, in such manner as it deems desirable. None of the rights and remedies of Lender hereunder is to be waived or affected by failure or delay to exercise them. All remedies conferred on Lender by this Note or any other instrument or agreement shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively at Lender’s option.

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PREPAYMENT PENALTY. Borrower shall pay a prepayment penalty to Lender if the loan balance is prepaid in whole or in part as follows:

(1) If the prepayment occurs before the first (1st) anniversary date of the Note, the prepayment penalty will equal two percent (2%) of the principal amount prepaid.

(2) If the prepayment occurs on or after the first (1st) anniversary date of the Note, but before the second (2nd) anniversary date of the Note, the prepayment penalty will equal two percent (2%) of the principal amount prepaid.

(3) If the prepayment occurs on or after the second (2nd) anniversary date of the Note, but before the third (3rd) anniversary date of the Note, the prepayment penalty will equal one percent (1%) of the principal amount prepaid.

(4) If the prepayment occurs on or after the third (3rd) anniversary date of the Note, but before the fourth (4th) anniversary date of the Note, the prepayment penalty will equal one percent (1%) of the principal amount prepaid.

(5) If the prepayment occurs on order after the fourth(4th) and anniversary date of the Note and through the remainder of the term of the Note, there shall be no prepayment penalty.

GOVERNING LAW. This Note shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws and decisions of the State of Florida.

PARTIAL INVALIDITY. Wherever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note or portion thereof shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

ASSIGNMENT. This Note may be assigned by Lender with or without recourse so long as it provides written notice to Borrower.

ELECTRONIC EXECUTION. This Promissory Note has been executed by Borrower electronically utilizing the Notarize.com platform and any such electronic signature shall be deemed as an original wet ink signature for all purposes.

WAIVER OF JURY TRIAL AND PUNITIVE AND EXEMPLARY DAMAGES. BORROWER AND LENDER HEREBY IRREVOCABLY AGREE, CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE THIRD JUDICIAL CIRCUIT COURT OF COLUMBIA COUNTY, FLORIDA, AND THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, WITH REGARD TO ANY ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE RELATED LOAN DOCUMENTS. NOTWITHSTANDING THE PRECEDING SENTENCE, ANY ACTION TO ENFORCE THE MORTGAGE MADE OF EVEN DATE HEREOF AND GRANTED TO SECURE THIS NOTE SHALL BE BROUGHT IN THE COUNTY IN WHICH THE SUBJECT PROPERTY OF THE MORTGAGE IS LOCATED. BORROWER HEREBY WAIVES ANY RIGHT BORROWER MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION FILED IN THE CIRCUIT COURT OF COLUMBIA COUNTY, FLORIDA, OR THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT TO A JURY TRIAL IN ANY ACTION, PROCEEDING, OR LITIGATION RELATED TO, CONCERNING, OR IN ANY WAY CONNECTED WITH (I) THIS NOTE; (II) ANY OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH OR INCIDENTAL HERETO; (III) THE LOAN EVIDENCED THEREBY OR (IV) THE NEGOTIATIONS AND DISCUSSIONS CONCERNING SUCH LOAN, WHETHER BASED ON CONTRACT, TORT, INTENTIONAL MISCONDUCT OR ANY OTHER THEORY OF LIABILITY (COLLECTIVELY, A “DISPUTE”), AND WAIVE THE RIGHT TO A JURY TRIAL OF ANY DEFENSE, CLAIM, CROSS-CLAIM, COUNTERCLAIM, CLAIM OF SET-OFF, OR SIMILAR CLAIM OF ANY NATURE THAT BORROWER COULD, OR MAY, ASSERT AGAINST LENDER IN CONNECTION WITH A DISPUTE. BORROWER COVENANTS AND AGREES THAT ANY SUCH ACTION, PROCEEDING, LITIGATION SHALL BE TRIED WITH A JUDGE OR MAGISTRATE AS THE TRIER OF FACT AND NOT BEFORE A JURY. BORROWER AGREES THAT IT SHALL NOT HAVE THE REMEDIES OF PUNITIVE DAMAGES OR EXEMPLARY DAMAGES AGAINST LENDER IN ANY DISPUTE, AND HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THAT BORROWER NOW HAS, OR MAY HAVE IN THE FUTURE, IN CONNECTION WITH ANY DISPUTE. THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE PARTIES TO ENTER INTO THIS TRANSACTION.

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IN WITNESS WHEREOF, Borrower has executed this Note, as of the date first above written.

BORROWER:

[***], a Delaware limited liability company

By:	/s/ George Archos
Name:	George Archos
Its:	CEO

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